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Exhibit 10.26

November 3, 2003

FROM:
Pierre Fabre Dermo-Cosmetique, S.A.
45, Place Abel Gance
Boulogne (92100), France

PFDC Holdings, Inc.
98, Campus Drive
Suite 7
Parsippany, New Jersey

TO:
Pierre Fabre, Inc. (to be known as PHYSICIANS FORMULA, INC.)
1055 West 8th Street
Azusa, California

    Re: PFDC Letter Agreement

        Pierre Fabre Dermo-Cosmetique S.A. ("PFDC") acknowledges and agrees that Pierre Fabre, Inc. (to be known as Physicians Formula, Inc.), a New York corporation, or its subsidiaries (collectively, "PFI") owns the entire worldwide right, title and interest in and to all proprietary processes, formulas, compositions, molds, shapes, inventions, trade secrets, copyrights, patents and all other intellectual property embodied in any product that was developed by PFI or any Retained Subsidiary, in whole or in part, for its or their respective own prior, existing or contemplated future products (as identified in laboratory notebooks following a "New Product Development Request" from PFI's Marketing Department made on or prior to November 3, 2003) (the "PF Intellectual Property"), and all documentation, in written or electronic format, related thereto; provided, however, that PF Intellectual Property shall not include the PFDC Intellectual Property (defined below), nor any trade secret or confidential information rights in any formula, process or components thereof that are well-known in the cosmetics industry. PFI acknowledges and agrees that PFDC owns the entire worldwide right, title and interest in and to (i) any of PFDC's proprietary marketing techniques, trademarks and associated goodwill, trade dress, copyrights, or trade names associated with the Avene Couvrance products, and (ii) to the extent provided to PFI prior to the date of this letter and used by PFI solely for the manufacture of PFDC products, any of PFDC's processes, formulas, compositions, molds, shapes, trade secrets, copyrights and all other intellectual property embodied in the KLORANE branded products as of the date of this letter (collectively, the "PFDC Intellectual Property").

        This letter will serve to confirm that PFDC and PFI disagree on whether any PF Intellectual Property is embodied in or otherwise used in any products currently manufactured by PFDC or by a third party on behalf of PFDC, and marketed, sold and distributed by PFDC under the trade name "Galenic" (the "Galenic Products").

        To the extent any such PF Intellectual Property is currently (as of the date hereof) embodied in or otherwise used in the Galenic Products or the manufacture thereof, PFI hereby grants a limited and restricted license (subject to the terms and conditions stated therein) to a manufacturer designated by PFDC in writing to PFI (the "Galenic Manufacturer"), which license is attached hereto (the "Galenic License"); provided, however, that the Galenic License shall automatically terminate on January 11, 2004, without notice, in the event that PFDC does not (i) obtain Supervisory Board approval of the PFDC gurantee as stated herein, and (ii) deliver to PFI a legal opinion issued by PFDC's outside legal counsel (the parties acknowledge that the opinion of Rambaud-Martel delivered in connection with the Closing would, if it did not exclude the guarantee herein, be acceptable) confirming the validity and enforceability of PFDC's guarantee referenced in the paragraph below by no later than January 10, 2004. PFDC shall not designate any such manufacturer that markets or sells (directly or through any affiliate thereof) its own retail cosmetic products in the United States. PFDC shall have the right to designate replacement manufacturers that shall meet the foregoing criteria; provided, however, that at any point in time, there shall be only one (1) Galenic Manufacturer entitled to the rights under the Galenic License. PFDC further acknowledges and agrees that it will receive substantial direct and indirect benefits from PFI's agreement to grant the Galenic License in the event that any of the PF Intellectual Property Rights are embodied in or otherwise used in the Galenic Products or the manufacture thereof. Such Galenic Manufacturer shall not be required to execute a copy of the Galenic License, but for purposes of this letter, and as between PFI and PFDC, for all purposes the Galenic License shall be treated as valid and enforceable against the Galenic Manufacturer in accordance with the express terms thereof.

        Accordingly, subject to PFDC's Supervisory Board approval, PFDC hereby absolutely and unconditionally guarantees and shall ensure that each Galenic Manufacturer strictly performs and complies with all of the restrictions, duties and obligations under and pursuant to the Galenic License, and PFDC shall be liable to PFI for all breaches or violations of the Galenic License by any Galenic Manufacturer under the Galenic License; provided, however, that, until such time as the foregoing guarantee by PFDC has been approved by PFDC's Supervisory Board, PFDC Holdings, Inc., a Delaware corporation, hereby absolutely and unconditionally guarantees and shall ensure that each Galenic Manufacturer strictly performs and complies with all of the restrictions, duties and obligations under and pursuant to the Galenic License, and PFDC Holdings, Inc. shall be liable to PFI for all breaches or violations of the Galenic License by any Galenic Manufacturer under the Galenic License. The foregoing guarantees and covenants shall apply regardless of whether or not the Galenic License is enforceable against the Galenic Manufacturer, regardless of whether or not the Galenic Manufacturer accepts and agrees to such Galenic License, and regardless of any affirmative defenses that such Galenic Manufacturer may have.

        It is further acknowledged and agreed between PFDC and PFI that PFDC, by executing this letter agreement, does not acknowledge or admit that any of the PF Intellectual Property is currently (as of the date hereof) embodied in or otherwise used in the Galenic Products or the manufacture thereof.

        All questions concerning the construction, validity, enforcement and interpretation of this letter shall be governed by the internal law of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

        Solely for purposes of any action or proceeding arising out of or relating to this letter, each of the parties submits to the jurisdiction of the United States District Court for the Central District of California (or if not permitted, the Superior Court for the County of Los Angeles) in any action or proceeding arising out of or relating to this letter, and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other state or federal court unless and until the foregoing court renders a final order that it lacks, and cannot acquire, the necessary jurisdiction, and either all appeals have been exhausted or the order is no longer appealable. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

*    *    *

Signed and agreed to: PIERRE FABRE DERMO-COSMETIQUE, S.A.
By:	/s/ PIERRE-ANDRE POIRIER
Its: Secretary
PIERRE FABRE, INC.
By:	/s/ ANDRE PIETERS
Its: President
PFDC HOLDINGS, INC.
By:	/s/ PIERRE-ANDRE POIRIER
Its: President

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  Exhibit 10.26